UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2006, Engelhard Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of October 1, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the “Rights Agreement”), (incorporated by reference to Form 8−K filed with the SEC on October 29, 1998) to make the provisions of the Rights Agreement inapplicable to the Merger Agreement (the “Merger Agreement”) dated as of May 30, 2006, by and among the Company, BASF Aktiengesellschaft (“BASF”) and Iron Acquisition Corporation, a wholly owned subsidiary of BASF (“Merger Sub”) (incorporated by reference to the Company’s Form 8−K filed with the SEC on May 30, 2006), including BASF’s tender offer to purchase all of the Company’s outstanding common stock, and the subsequent merger of Merger Sub with and into the Company pursuant to which the Company would become a wholly owned subsidiary of BASF. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The discussion of the Amendment to the Rights Agreement from Section 1.01 of this Form 8-K is incorporated herein by reference.

(d)  Exhibits

The following are filed as exhibits to this report:

99.1  Amendment to the Rights Agreement, dated May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	June 2, 2006	/s/ Michael A. Sperduto
Name: Michael A. Sperduto
Title: Vice President and Chief Financial Officer